UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL STATEMENTS
The following unaudited pro forma condensed consolidated combined financial statements are provided to aid you in your analysis of the financial aspects of the transaction. The unaudited pro forma condensed consolidated combined financial statements are based on the indie Semiconductor, Inc. (“indie”) historical audited consolidated financial statements and the GEO Semiconductor, Inc. (“GEO”) historical audited consolidated financial statements as adjusted to give effect to the transaction. The unaudited pro forma condensed consolidated combined balance sheet gives pro forma effect to the transaction as if it had been consummated on December 31, 2022. The unaudited pro forma condensed consolidated combined statement of operations for the year ended December 31, 2022 gives effect to the transaction as if it had occurred on January 1, 2022.

The unaudited pro forma condensed consolidated combined financial statements have been derived from and should be read in conjunction with:

•the accompanying notes to the unaudited pro forma condensed consolidated combined financial statements;

•the historical audited consolidated financial statements of GEO as of and for the year ended December 31, 2022, included in Exhibit 99.1 to this Current Report on Form 8-K;

•the historical audited consolidated financial statements of indie as of and for the year ended December 31, 2022; and

•other information relating to GEO and indie included elsewhere or incorporated by reference in this Current Report on Form 8-K.

The unaudited pro forma condensed consolidated combined financial statements are provided for illustrative purposes only and are not necessarily indicative of what the actual results of operations and financial position would have been had the transaction taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED BALANCE SHEET AS OF DECEMBER 31, 2022
(in thousands)

	Historical		Transaction Accounting Adjustments		Pro Forma Balance Sheet
	indie	Geo
Assets
Current assets:
Cash and cash equivalents	$321,629	$611	$(89,984)	5(h)	$231,645
			(611)	5(l)
Restricted cash	250	—	—		250
Accounts receivable, net of allowance for doubtful accounts	26,441	7,459	—		33,900
Inventory, net	13,256	7,679	4,883	5(k)	25,818
Prepaid expenses and other current assets	12,290	2,443	—		14,733
Total current assets	373,866	18,192	(85,712)		306,346
Property and equipment, net	15,829	96	83	5(a)	16,008
Intangible assets, net	63,117	—	115,313	5(b)	178,430
Goodwill	136,463	—	126,758	5(i)	263,221
Operating lease right-of-use assets	12,055	—	—		12,055
Other assets and deposits	2,021	10	—		2,031
Total assets	$603,351	$18,298	$156,442		$778,091

Liabilities and stockholders' equity
Accounts payable	$14,186	$2,728	$—		$16,914
Accrued payroll liabilities	11,541	—	—		11,541
Accrued expenses and other current liabilities	13,159	5,246	(270)	5(c)	65,965
			(512)	5(d)
			1,891	5(e)
			3,464	5(h)
			39,239	5(h)
			3,748	5(h)
Liability for outstanding warrants	—	530	—	5(h)	530
Intangible asset contract liability	9,377	—	(530)	5(f)	8,847
Current debt obligations	15,700	139,151	(139,151)	5(c)	15,700
Total current liabilities	63,963	147,655	(92,121)		119,497

Long-term debt, net of current portion	155,699	—	—		155,699
Warrant liability	45,398	—	—		45,398
Intangible asset contract liability, net of current portion	4,177	—	—		4,177
Deferred tax liabilities, non-current	7,823	—	3,672	5(j)	11,495
Operating lease liability, non-current	10,115	—	—		10,115
Other long-term liabilities	1,844	784	23,854	5(h)	43,713
			17,231	5(h)

Total liabilities	289,019	148,439	(47,364)		390,094
Stockholders’ equity
Preferred stock	—	5	(5)	5(g)	—
Class A common stock	13	—	1	5(h)	14
Class V common stock	2	—	—		2
Additional paid-in capital	568,564	90,272	(90,272)	5(g)	642,490
			75,555	5(h)
			(1,629)	5(m)
Accumulated deficit	—	—	220,046	5(m)	218,155
			(1,891)	5(g)
Accumulated other comprehensive loss	(11,951)	(372)	372	5(g)	(11,951)
indie’s stockholders’ equity	312,812	(130,141)	202,177		384,848
Noncontrolling interest	1,520	—	1,629	5(m)	3,149
Total stockholders' equity	314,332	(130,141)	1,629		387,997
Total liabilities and stockholders' equity	$603,351	$18,298	$156,442		$778,091

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED STATEMENT OF
OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2022
(in thousands, except shares and per share amounts)

	Historical
	indie	Geo	Transaction Accounting Adjustments		Pro Forma Statement of Operations
Revenue:
Product revenue	$89,457	$49,951	$—		$139,408
Contract revenue	21,340	—	—		21,340
Total revenue	110,797	49,951	—		160,748
Operating expenses:
Cost of goods sold	60,491	27,065	19,069	6(b)	111,536
			28	6(a)
			4,883	6(f)
Research and development	121,197	22,792	(350)	6(h)	143,639
Selling, general, and administrative	48,237	5,547	1,891	6(c)	55,566
			(109)	6(h)
Total operating expenses	229,925	55,404	25,521		310,741
Loss from operations	(119,128)	(5,453)	(25,521)		(149,993)
Other income (expense), net:
Interest income	2,567	—	—		2,567
Interest expense	(1,692)	(16,901)	16,901	6(d)	(1,692)
Gain from change in fair value of warrants	55,069	794	(794)	6(c)	55,069
Gain from change in fair value of contingent considerations	9,468	—	—		9,468
Other expense	(107)	(308)	—		(415)
Total other income (expense), net	65,305	(16,415)	16,107		64,997
Net loss before income taxes	(53,823)	(21,868)	(9,414)		(84,996)
Income tax benefit (expense)	1,035	(74)	3,672	6(g)	4,633
Net loss	(52,788)	(21,942)	(5,742)		(80,363)
Less: Net loss attributable to noncontrolling interest	(9,388)	—	(898)	6(i)	(10,286)
Net loss attributable to indie Semiconductor, Inc.	$(43,400)	$(21,942)	$(4,844)		$(70,077)

Net loss attributable to common shares —basic	$(43,400)	$(21,942)	$(4,844)		$(70,077)
Net loss attributable to common shares —diluted	$(43,400)	$(21,942)	$(4,844)		$(70,077)

Net loss per share attributable to common shares —basic	$(0.37)				$(0.57)
Net loss per share attributable to common shares —diluted	$(0.37)				$(0.57)

Weighted average common shares outstanding—basic	118,660,785				123,622,373	6(f)
Weighted average common shares outstanding—diluted	118,660,785				123,622,373

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL STATEMENTS
(amounts in thousands, except unit and share amounts and per unit and per share amounts)
1. Description of the Transaction
Description of the Transaction

On February 9, 2023, indie Semiconductor, Inc (“indie”), Gonzaga Merger Sub Inc., a direct wholly owned subsidiary of indie and entered into a merger agreement with GEO Semiconductor Inc. (“GEO”) to purchase 100% of the equity interests in GEO. Total purchase consideration consisted of (i) $93,448 in cash (including accrued cash consideration at closing and net of cash acquired); (ii) the issuance by indie of 6,868,768 shares of indie class A common stock, par value $0.0001 per share at closing, with a fair value of $75,556; (iii) 1,907,180 shares of indie Class A common stock, par value $0.0001 per share at closing, with a fair value of $20,979 payable in the next 24 months; and (iv) an earnout with fair value of $63,068 at closing payable in cash or in indie Class A common stock, par value $0.0001 per share, subject to achieving certain GEO-related revenue targets through September 30, 2024. The purchase price is subject to working capital and other adjustments as provided in the merger agreement. The transaction closed on March 3, 2023, at which time GEO became wholly owned subsidiaries of indie.

2. Basis of Pro Forma Presentation
The unaudited pro forma condensed consolidated combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses. Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Management has elected not to present Management’s Adjustments and only presents Transaction Accounting Adjustments in the unaudited pro forma condensed consolidated combined financial information. The adjustments presented in the unaudited pro forma condensed consolidated combined financial statements have been identified and presented to provide relevant information necessary for an understanding of the combined company after the consummation of the transaction.

The unaudited pro forma condensed consolidated combined financial statements are based on the indie historical audited consolidated financial statements and the GEO historical audited consolidated financial statements as adjusted to give effect to the transaction. The unaudited pro forma condensed consolidated combined balance sheet gives pro forma effect to the transaction as if it had been consummated on December 31, 2022. The unaudited pro forma condensed consolidated combined statement of operations for the year ended December 31, 2022 gives effect to the transaction as if it had occurred on January 1, 2022.

The unaudited pro forma condensed consolidated combined financial statements were prepared using the acquisition method of accounting with indie considered the accounting acquirer of GEO. Under the acquisition method of accounting, the purchase price is allocated to the underlying indie assets acquired and liabilities assumed based on their respective fair market values. Any excess of purchase price over the fair value of the net assets acquired was recorded as goodwill. Refer below to Note 3, “Accounting Treatment for the Transaction.”

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. The pro forma adjustments reflecting the transaction are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the transaction based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated combined financial statements.

The unaudited pro forma condensed consolidated combined financial statements do not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the transaction. indie and GEO have not had any historical relationship prior to the transaction. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

3. Accounting Treatment for the Transaction
indie is the legal acquirer of GEO. For accounting purposes, the transaction will be treated as a merger and accounted for using the acquisition method in accordance with Accounting Standards Codification 805, Business Combinations. As such, GEO will be treated as the “acquired” company for accounting purposes. This determination is primarily based on the fact that subsequent to the transaction, indie stockholders will have a majority of the voting power of the combined company, indie will control a majority of the governing body of the combined company, and indie’s senior management will comprise the majority of the senior management of the combined company upon consummation of the transaction.

Accordingly, for financial reporting purposes, the assets and liabilities of indie will be stated at historical carrying values and its consolidated financial statements will be presented as the predecessor to the combined company in the historical financial statements following the consummation of the transaction. Furthermore, for accounting purposes, the assets and liabilities of GEO will be recorded at their fair values measured as of the acquisition date, with any excess purchase price over the fair value of the net assets acquired, if any, to be recorded as goodwill. The results of GEO will be presented within the consolidated results of indie from the date of acquisition going forward.
4. Preliminary Estimated Purchase Price and Purchase Price Allocation
Because the acquisition related to GEO occurred relatively recently, the magnitude of the transaction and the significant information to be obtained and analyzed, management performed preliminary fair value estimates for the purchase price allocation as of the date of this Current Report on Form 8-K. These estimates may change during the allowable measurement period, which is up to the point management obtains and analyzes the information that existed as of the date of the acquisition necessary to determine the fair values of the assets acquired and liabilities assumed, but in no case to exceed more than one year from the date of acquisition. Specifically for the valuation of intangibles assets acquired, management used publicly available benchmarking information, as well as a variety of other assumptions, including market participant assumptions to determine the preliminary values. Any changes in the fair values of the assets acquired and liabilities assumed during the measurement period may result in material adjustments to goodwill.

Preliminary Estimated Purchase Price
The following table summarizes the preliminary estimate of the purchase price:

indie Class A Common Stock issued at closing	6,868,768
indie Class A Common Stock share price (1)	$11.00
Equity portion of consideration transferred at closing	$75,556
indie Class A Common Stock issuable in the next 60 days after closing of the transaction	340,708
indie Class A Common Stock share price (1)	$11.00
Adjustment holdback liability	$3,748
indie Class A Common Stock issuable in the next 24 months after closing of the transaction	1,566,473
indie Class A Common Stock share price (1)	$11.00
Indemnity holdback liability	$17,231
Cash	$89,984
Accrued expenses	$3,464
Earnout liability (2)	$63,093
Total estimated consideration effectively transferred, net of cash acquired	$253,076

(1)The closing stock price of the Class A Common Stock on the transaction closing date of March 3, 2022.

(2)Upon the close of the transaction, certain GEO stockholders will be entitled to receive up to $90,000 additional consideration in the form of either cash or indie’ Class A common stock (the “Earnout”) if certain earnout milestones are met. The earnout payments do not meet the “owned equity” criteria and are accounted for as liabilities. As liability instruments, the arrangement is recognized at its initial fair value of $63,093, with remeasurement to fair value reflected in income for each future reporting period.

Preliminary Estimated Purchase Price Allocation
The following table summarizes allocation of the preliminary estimate of the purchase price to the assets acquired and liabilities assumed as if the transaction had been consummated on December 31, 2022:

Accounts receivable	7,459
Prepaid expenses and other current assets	2,443
Inventory	12,562
Property and equipment	179
Intangible assets	115,313
Goodwill	126,758
Other non-current assets	10
Total assets acquired	264,724
Accounts payable	(2,728)
Accrued expenses and other current liabilities	(4,464)
Deferred tax liabilities, non-current	(3,672)
Other long-term liabilities	(784)
Total liabilities assumed	(11,648)
Total consideration effectively transferred, net of cash acquired	$253,076
5. Adjustments to Unaudited Pro Forma Condensed Consolidated Combined Balance Sheet
The pro forma adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:
Pro forma Transaction Accounting Adjustments
(a)Reflects the pro forma adjustments to historical amounts to record the estimated fair value of property, plant and equipment (see Note 6(a) below).
(b)Reflects the pro forma adjustments to historical amounts to record the estimated fair value of intangible assets (see Note 6(b) below). The following table summarizes intangible assets acquired and useful:

	Useful life (in years)	Fair value as of acquisition date
In process R&D	n/a	$14,944
Developed technology	5	61,522
Trade name	7	3,990
Backlog	1	3,010
Customer relationships	10	31,847
Total		$115,313
(c)Reflects a pro forma adjustment to eliminate the debt and accrued interest expense balances since all debt was repaid as of acquisition date (see Note 6(d) below).
(d)Reflects a pro forma adjustment to eliminate the accrued vacation expense for GEO for the U.S. employees that was repaid as part of the consideration transferred.

(e)Reflects a pro forma adjustment of $1,891 of indie estimated transaction costs to be incurred consisting of advisory, legal, accounting and auditing fees and other professional fees. The adjustment has been recorded as an increase to accrued expenses and increase to accumulated deficit (see Note 6(c) below).
(f)Reflects a pro forma adjustment to eliminate liability for outstanding warrants (see Note 6(e) below).
(g)Reflects a pro forma adjustment to eliminate the GEO's historical accumulated deficit, preferred stock, additional paid-in capital and accumulated other comprehensive loss.
(h)Reflects a pro forma adjustment to record consideration effectively transferred in amount of $253,076 that consists of:
•6,868,768 shares of indie class A common stock, par value $0.0001 per share issued at closing, with a fair value of $75,556;

•340,708 shares of indie class A common stock, par value $0.0001 per share issuable in the next 60 days after closing in connection with Adjustment Holdback, with a fair value of $3,748;

•1,566,473 shares of indie class A common stock, par value $0.0001 per share issuable in the next 24 months after closing in connection with Indemnity Holdback, with a fair value of $17,231;

•$93,448 in cash (including accrued cash consideration at closing and net of cash acquired);

•earnout with fair value of $63,093 at closing payable in cash or in indie Class A common stock, par value $0.0001 per share, subject to achieving certain GEO-related revenue targets through September 30, 2024. Current and non-current portions of the earnout liability were $39,239 and $23,854, respectively
(i)Reflects a pro forma adjustment to record a goodwill of $126,801 that represents the excess purchase price over the fair value of the net assets acquired.
(j)Reflects a pro forma adjustment to record a reduction to deferred tax liability of $3,672 related to the fair value adjustments to GEO’ assets.
(k)Reflects the pro forma adjustments to historical amounts to record the estimated fair value of inventory (see Note 6(f) below).

(l)Reflects a pro forma adjustment to eliminate GEO's cash and cash equivalents balance as of the closing date since the acquisition of GEO was net of cash.

(m)Reflects a pro forma adjustment to remeasure noncontrolling interest as a result of the issuance of shares for the equity portion of the consideration transferred and resulting change in ownership percentage of indie's operating subsidiary, Ay Dee Kay, LLC.
6. Adjustments to Unaudited Pro Forma Condensed Consolidated Combined Statement of Operations
The pro forma adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:
Pro forma Transaction Accounting Adjustments
(a)Reflects the pro forma adjustments to eliminate historical depreciation and record depreciation expense based on the fair value of the property plant and equipment based on the estimated remaining useful lives (see Note 5(a) above).
(b)Reflects the pro forma adjustments to record amortization expense based on the fair value of the acquired intangible assets based on the estimated useful lives (see Notes 5(b) above).
(c)Reflects a pro forma adjustment to record indie’ estimated transaction costs to be incurred of $1,891 (see Note 5(e) above).
(d)Reflects the pro forma adjustments to eliminate interest expense (see Note 5(c) above).

(e)Reflects a pro forma adjustment to eliminate historical gain from change in fair value of warrants (see Note 5(f) above).
(f)Reflects the pro forma adjustment to record cost of goods sold based on the fair value of inventory and inventory cycling period less than 12 months (see Note 6(k) above).

(g)Reflects the pro forma adjustments to expense the deferred tax liability as a result of the tax reorganization immediately subsequent the GEO acquisition.

(h)As the Company has historically been loss making, any deferred tax assets created as a result of net operating losses would be offset by a full valuation allowance result in no income tax expense adjustments to be presented in the unaudited pro forma condensed combined statement of operations. This adjustment reflects the pro forma adjustment to recognize the tax benefit of the tax reorganization immediately subsequent the GEO acquisition.

(i)Reflects a pro forma adjustment to recalculate the net loss attributable to noncontrolling interest. As a result of the issuance of shares for the equity portion of the consideration transferred, the noncontrolling interest in indie’s operating subsidiary, Ay Dee Kay, LLC, is 12.8%.

(j)The pro forma basic and diluted number of shares presented in the unaudited pro forma condensed consolidated combined statement of operations are based upon the number of GEO’s shares outstanding as if the transaction occurred on January 1, 2022. The calculation of weighted average shares outstanding for pro forma basic and diluted net income per share assumes that the shares issuable in connection with the transaction have been outstanding for the entirety of the period presented.
Pro forma weighted average common shares outstanding presented in the unaudited pro forma condensed consolidated combined statement of operations for the year ended December 31, 2022 - basic and diluted are calculated as follows:

Weighted average common shares outstanding	118,660,785
Number of indie Class A common stock issued and issuable to GEO in connection with Business Combination	6,868,768
Stock issuable post-holdback period (1)	(1,907,180)
Total numbers of shares	123,622,373
(1) indie retained the adjustment holdback amount (340,708 shares) and indemnity holdback amount (1,566,472 shares) as partial security for the obligations and indemnification obligations in accordance with the merger agreement. The adjustment holdback amount equals to $3,263 divided by $9.58 (Parent Trading Price) and indemnity holdback amount equals to $15,000 divided by the Parent Trading Price.